CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated December 17, 2019, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional Africa & Middle East Fund, T. Rowe Price Institutional Emerging Markets Equity Fund, T. Rowe Price Institutional Frontier Markets Equity Fund, T. Rowe Price Institutional International Disciplined Equity Fund, T. Rowe Price Institutional International Core Equity Fund, and T. Rowe Price Institutional International Growth Equity Fund’s (six of the funds constituting T. Rowe Price Institutional International Funds, Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 26, 2020